                                                             Exhibit 4(a)






                     1ST FRANKLIN FINANCIAL CORPORATION


                                     TO


                     FIRST NATIONAL BANK OF GAINESVILLE
                                                Trustee





                          ________________________


                                 INDENTURE

                        Dated as of October 31, 1984


                          _________________________

                         TABLE OF CONTENTS

                                                             Page No.


ARTICLE 1 DEFINITIONS AND INCORPORATION
          BY REFERENCE . . . . . . . . . . . . . . . . . . . . . 1


          Section 1.01.  Definitions.. . . . . . . . . . . . . . 1
          Section 1.02.  Other Definitions.. . . . . . . . . . . 2
          Section 1.03.  Incorporation by Reference of
                         Trust Indenture Act . . . . . . . . . . 2
          Section 1.04.  Rules of Construction . . . . . . . . . 3

ARTICLE 2 THE SECURITIES . . . . . . . . . . . . . . . . . . . . 3


          Section 2.01.  Amount Issuable;  Series. . . . . . . . 3
          Section 2.02.  Form and Dating . . . . . . . . . . . . 5
          Section 2.03.  Execution and Authentication. . . . . . 5
          Section 2.04.  Registrar and Paying Agent. . . . . . . 5
          Section 2.05.  Paying Agent to Hold Money in Trust . . 5
          Section 2.06.  Securityholder Lists. . . . . . . . . . 5
          Section 2.07.  Transfer and Exchange . . . . . . . . . 6
          Section 2.08.  Replacement Securities. . . . . . . . . 6
          Section 2.09.  Outstanding Securities. . . . . . . . . 6
          Section 2.10.  Treasury Securities . . . . . . . . . . 6
          Section 2.11.  Temporary Securities. . . . . . . . . . 6
          Section 2.12.  Cancellation. . . . . . . . . . . . . . 6
          Section 2.13.  Defaulted Interest. . . . . . . . . . . 7

ARTICLE 3 REDEMPTION . . . . . . . . . . . . . . . . . . . . . . 7


          Section 3.01.  Notices to Trustee. . . . . . . . . . . 7
          Section 3.02.  Selection of Securities to be Redeemed. 7
          Section 3.03.  Notice of Redemption. . . . . . . . . . 7
          Section 3.04.  Effect of Notice of Redemption. . . . . 8
          Section 3.05.  Deposit of Redemption Price . . . . . . 8
          Section 3.06.  Securities Redeemed in Part . . . . . . 8

ARTICLE 4 COVENANTS. . . . . . . . . . . . . . . . . . . . . . . 8

          Section 4.01.  Payment of Securities . . . . . . . . . 8
          Section 4.02.  SEC Reports . . . . . . . . . . . . . . 8
          Section 4.03.  Compliance Certificate. . . . . . . . . 9

ARTICLE 5 SUCCESSORS . . . . . . . . . . . . . . . . . . . . . . 9

          Section 5.01.  When Company May Merge, etc . . . . . . 9


ARTICLE 6 DEFAULTS AND REMEDIES. . . . . . . . . . . . . . . . . 9


          Section 6.01.  Events of Default . . . . . . . . . . . 9
          Section 6.02.  Acceleration. . . . . . . . . . . . . .10
          Section 6.03.  Other Remedies. . . . . . . . . . . . .11
          Section 6.04.  Waiver of Past Defaults . . . . . . . .11
          Section 6.05.  Control by Majority . . . . . . . . . .11
          Section 6.06.  Limitation on Suits . . . . . . . . . .11
          Section 6.07.  Rights of Holders to Receive Payment. .12
          Section 6.08.  Collection Suit by Trustee. . . . . . .12
          Section 6.09.  Trustee May File Proofs of Claim. . . .12
          Section 6.10.  Priorities. . . . . . . . . . . . . . .12
          Section 6.11.  Undertaking for Costs . . . . . . . . .12

ARTICLE 7 TRUSTEE. . . . . . . . . . . . . . . . . . . . . . . .13


          Section 7.01.  Duties of Trustee.. . . . . . . . . . .13
          Section 7.02.  Rights of Trustee . . . . . . . . . . .14
          Section 7.03.  Individual Rights of Trustee. . . . . .14
          Section 7.04.  Trustee's Disclaimer. . . . . . . . . .14
          Section 7.05.  Notice of Defaults. . . . . . . . . . .14
          Section 7.06.  Reports by Trustee to Holders . . . . .14
          Section 7.07.  Compensation and Indemnity. . . . . . .14
          Section 7.08.  Replacement of Trustee. . . . . . . . .15
          Section 7.09.  Successor Trustee by Merger, etc. . . .16
          Section 7.10.  Eligibility; Disqualification . . . . .16
          Section 7.11.  Preferential Collection of
                         Claims Against Company. . . . . . . . .16

ARTICLE 8 DISCHARGE OF INDENTURE . . . . . . . . . . . . . . . .16


          Section 8.01.  Termination of Company's Obligations. .16
          Section 8.02.  Application of Trust Money. . . . . . .17

          Section 8.03.  Repayment to Company. . . . . . . . . .17

ARTICLE 9 AMENDMENTS . . . . . . . . . . . . . . . . . . . . . .17


          Section 9.01.  Without Consent of Holders. . . . . . .17
          Section 9.02.  With Consent of Holders . . . . . . . .18
          Section 9.03.  Compliance with Trust Indenture Act . .18
          Section 9.04.  Revocation and Effect of Consents . . .18
          Section 9.05.  Notation on or Exchange of Securities .19
          Section 9.06.  Trustee Protected . . . . . . . . . . .19

ARTICLE 10     SUBORDINATION . . . . . . . . . . . . . . . . . .19


          Section 10.01.  Agreement to Subordinate . . . . . . .19
          Section 10.02.  Certain Definitions. . . . . . . . . .19
          Section 10.03.  Liquidation; Dissolution; Bankruptcy .19
          Section 10.04.  Default on Senior Debt . . . . . . . .20
          Section 10.05.  Acceleration of Securities . . . . . .20
          Section 10.06.  When Distribution Must Be Paid Over. .20
          Section 10.07.  Notice by Company. . . . . . . . . . .20
          Section 10.08.  Subrogation. . . . . . . . . . . . . .21
          Section 10.09.  Relative Rights. . . . . . . . . . . .21
          Section 10.10.  Subordination May Not Be
                          Impaired by Company. . . . . . . . . .21
          Section 10.11.  Distribution or Notice
                          to Representative. . . . . . . . . . .21
          Section 10.12.  Rights of Trustee and Paying Agent . .21

ARTICLE 11     MISCELLANEOUS . . . . . . . . . . . . . . . . . .22


          Section 11.01.  Trust Indenture Act Controls . . . . .22
          Section 11.02.  Notices. . . . . . . . . . . . . . . .22
          Section 11.03.  Communications by Holders
                          with Other Holders . . . . . . . . . .22
          Section 11.04.  Certificate Opinion as to
                          Conditions Precedent . . . . . . . . .22
          Section 11.05.  Statements Required in
                          Certificate or Opinion . . . . . . . .22
          Section 11.06.  Rules by Trustee and Agents. . . . . .23
          Section 11.07.  Legal Holidays . . . . . . . . . . . .23
          Section 11.08.  No Recourse Against Others . . . . . .23
          Section 11.09.  Duplicate Originals. . . . . . . . . .23
          Section 11.10.  Variable Provisions. . . . . . . . . .23
          Section 11.11.  Governing Law. . . . . . . . . . . . .24

Signatures

Exhibit A--Form of Security

                          CROSS-REFERENCE TABLE

   TIA Section    Indenture Section

   310(a)(1)             7.10
      (a)(2)             7.10
      (a)(3)             N.A.
      (a)(4)             N.A.
      (b)                7.08; 7.10; 11.02
      (c)                N.A.
   311(a)                7.11
      (b)                7.11
      (c)                N.A.
   312(a)                2.06
      (b)                11.03
      (c)                11.03
   313(a)                7.06
      (b)(1)             N.A.
      (b)(2)             7.06
      (c)                11.02
      (d)                7.06
   314(a)                4.02; 11.02
      (b)                N.A.
      (c)(1)             11.04
      (c)(2)             11.04
      (c)(3)             N.A.
      (d)                N.A.
      (e)                11.05
      (f)                N.A.
   315(a)                7.01(b)
      (b)                7.05; 11.02
      (c)                7.01(a)
      (d)                7.01(c)
      (e)                6.11
   316(a)(last sentence) 2.10
      (a)(1)(A)          6.05
      (a)(1)(B)          6.04
      (a)(2)             N.A.
      (b)                6.07
   317(a)(1)             6.08
      (a)(2)             6.09
      (b)                2.05
   318(a)                11.01

                         N.A. means not applicable.

       INDENTURE dated as of October 31, 1984, between 1st FRANKLIN FINANCIAL CORPORATION, a Georgia corporation ("Company"), and FIRST NATIONAL BANK OF GAINESVILLE, a Georgia banking corporation ("Trustee").

       Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Variable Rate Subordinated Debentures ("Securities"):

                                ARTICLE 1

                     DEFINITIONS AND INCORPORATION
                              BY REFERENCE

       Section 1.01.  Definitions.
                      -----------
       "Affiliate" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

       "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

       "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board.

       "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

       "Company" means the party named as such above until a successor replaces it and thereafter means the successor.

       "Default" means any event which is, or after notice or passage of time would be, an Event of Default.

       "Holder" or "Securityholder" means a person in whose name a Security is registered.

       "Indenture" means this Indenture as amended from time to time.

       "Officers' Certificate" means a certificate signed by either the President, the Treasurer or a Vice-President of the Company. See
Sections 11.04 and 11.05.

       "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee. See Sections 11.04 and 11.05.

       "Principal" of a debt security means the principal of the security plus the premium, if any, on the security.

       "SEC" means the Securities and Exchange Commission.

       "Securities" means the Securities described above issued under this Indenture, and unless the contest otherwise requires, means Securities of any series.

       "TIA" means the Trust Indenture Act of 1939. (15 U.S.
Code #77aaa77bbbb) as in effect on the date shown above.

       "Trustee" means the party named as such above until a successor replaces it and thereafter means the successor.

       "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

       Section 1.02.  Other Definitions.
                      -----------------

                               Term             Defined in Section
                               ----             ------------------
                      "Bankruptcy"                     6.01
                      "Custodian"                      6.01
                      "Debt"                          10.02
                      "Event of Default"               6.01
                      "Interest Payment Date"          2.01
                      "Legal Holiday"                 11.07
                      "Officer"                       11.10
                      "Paying Agent"                   2.03
                      "Registrar"                      2.03
                      "Regular Record Date"            2.01
                      "Representative"                10.02
                      "Senior Debt"                   10.02
                      "Stated Maturity"                2.01
                      "U.S. Government Obligations"    8.01


       Section 1.03.   Incorporation by Reference of Trust Indenture Act.
                       -------------------------------------------------
Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

       The following TIA terms used in this Indenture have the following meanings:

       "indenture securities" means the Securities;

       "indenture security holder" means a Securityholder;

       "indenture to be qualified" means this Indenture;

       "indenture trustee" or "institutional trustee" means the Trustee;

       "obligor" on the indenture securities means the Company.

       All other terms used in this Indenture that are defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings assigned to them.

       Section 1.04.   Rules of Construction.
                       ---------------------
                 Unless the context otherwise requires:

                 (1)  a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles;

                 (3)  "or" is not exclusive;

                 (4) words in the singular include the plural, and in the plural include the singular; and

                 (5)  provisions apply to successive events and transactions.

                                 ARTICLE 2

                              THE SECURITIES

       Section 2.01.  Amount Issuable;  Series.
                      ------------------------
       The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

       The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

                 (1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

                 (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration, of transfer of, or in exchange for, or in lieu of, other Securities of the series as otherwise provided in this Indenture;

                 (3) the date or dates on which the principal of the Securities of the series is payable;

                 (4) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for the interest payable on any Interest Payment Date;

                 (5) the place or places where the principal of (and premium, if any) and interest on Securities of the series shall be payable;

                 (6) the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the Series may be redeemed, in whole or in part, at the option of the Company;

                 (7) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

                 (8) if other than denominations of $100 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;

                 (9) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

       "Interest Payment Date" means the Stated Maturity of an installment of interest on a Security.

       "Regular Record Date" means, as to interest payable on any Interest Payment Date on the Securities, the date specified for that purpose as contemplated by this Section 2.01.

       "Stated Maturity" means, as to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal or installment is due and payable.

       All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers' Certificate or in any such supplemental indenture hereto.

       If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

       Section 2.02.  Form and Dating.
                      ---------------
The Securities shall be substantially in the form of Exhibit A, which is part of this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more supplemental indentures hereto. The Securities may have notations, legends or endorsements required by law or usage. Each Security and each replacement Security shall be dated the date of its issue by the Company.

       Section 2.03.  Execution and Authentication.
                      ----------------------------
       Two Officers shall sign the Securities for the Company by manual or facsimile signature.

       If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

       A Security shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

       The Trustee shall authenticate Securities for original issue up to the aggregate principal amount stated in the Board Resolution or supplemental indenture described in Section 2.01. The aggregate principal amount of Securities outstanding at any time may not exceed that amount except as provided in Section 2.07.

       The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate.

       Section 2.04.  Registrar and Paying Agent.
                      --------------------------
       The Company shall designate a person to whom the Securities may be presented for registration of transfer or for exchange ("Registrar") and a person (who may be the same as the Registrar) to whom Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. If the Company fails to designate a Registrar or Paying Agent, the Company shall act as such.

       Section 2.05.   Paying Agent to Hold Money in Trust.
                       -----------------------------------
       If the Company acts as Paying Agent, the Company shall hold all money held by it as Paying Agent in trust for the purposes for which such money was paid but need not segregate such money from other funds except to the extent required by law.

       Section 2.06.  Securityholder Lists.
                      --------------------
       The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee from time to time as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

       Section 2.07.  Transfer and Exchange.
                      ---------------------
Where Securities are presented to the Registrar or a co-registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Trustee shall authenticate Securities at the Registrar's request. The Company may charge a reasonable fee for any registration of transfer or exchange but not for any exchange pursuant to Section 2.11, 3.06 or 9.05.

       Section 2.08.   Replacement Securities.
                       ----------------------
       If the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Company's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Trustee or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company may charge for its expenses in replacing a Security.

       Section 2.09.   Outstanding Securities.
                       ----------------------
      The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

       If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

       If Securities are considered paid under Section 4.01, they cease to be outstanding and interest on them ceases to accrue.

       A Security does not cease to be outstanding because the Company or an Affiliate holds the Security.

       Section 2.10.   Treasury Securities.
                       -------------------
       In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

       Section 2.11.   Temporary Securities.
                       --------------------
       Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.

       Section 2.12.   Cancellation.
                       ------------
       The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Securities surrendered to them for registration or transfer, exchange, payment or conversion. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, conversion or cancellation and shall dispose of cancelled Securities as the Company directs. The Company may not issue new Securities to replace Securities that it has paid or delivered to the Trustee for cancellation.

       Section 2.13.   Defaulted Interest.
                       ------------------
       If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Securityholders on a subsequent special record date. The Company shall fix the record date and payment date. At least 15 days before the record date, the Company shall mail to Securityholders a notice that states the record date, payment date and amount of interest to be paid.

                                 ARTICLE 3

                                REDEMPTION

       Section 3.01.   Notices to Trustee.
                       ------------------
       If the Company wants to redeem Securities pursuant to paragraph 2 of the Securities, it shall notify the Trustee of the redemption date and the principal amount of Securities to be redeemed. The Company's notice shall specify the paragraph of the Securities pursuant to which it wants to redeem Securities.

       The Company shall give each notice provided for in this Section at least 50 days before the redemption date.

       Section 3.02.   Selection of Securities to be Redeemed.
                       --------------------------------------
       If less than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot. The Trustee shall make the selection not more than 75 days before the redemption date from Securities outstanding not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $100. Securities and portions of them it selects shall be in amounts of $100 or whole multiples of $100. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

       Section 3.03.   Notice of Redemption.
                       --------------------
       At least 30 days, but not more than 60 days before a redemption date, the Company shall mail a notice of redemption to each Holder whose Securities are to be redeemed.

       The Notice shall identify the Securities to be redeemed and shall state:

                 (1)  the redemption date;

                 (2)  the redemption price;

                 (3)  the name and address of the Paying Agent;

                 (4) that Securities called for redemption may be converted at any time before the close of business on the redemption date;

                 (5) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                 (6) that interest on Securities called for redemption ceases to accrue on and after the redemption date.

       At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.


       Section 3.04.  Effect of Notice of Redemption.
                      ------------------------------
       Once notice of redemption is mailed, Securities called for redemption become due and payable on the redemption date at the redemption price.


       Section 3.05.   Deposit of Redemption Price.
                       ---------------------------
       On or before the redemption date, the Company shall deposit money sufficient to pay the redemption price of and accrued interest on all Securities to be redeemed on that date.


       Section 3.06.   Securities Redeemed in Part.
                       ---------------------------
       Upon surrender of a Security that is redeemed in part, the Trustee shall authenticate for the Holder a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                ARTICLE 4

                                COVENANTS
       Section 4.01.   Payment of Securities.
                       ---------------------
       The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money sufficient to pay all principal and interest then due.

       The Company shall pay interest on overdue principal at the rate borne by the Securities, it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

       Section 4.02.   SEC Rights.
                       ----------
       The Company shall file with the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934. The Company also shall comply with the other provisions of TIA #314(a).

       Section 4.03.   Compliance Certificate.
                       ----------------------
       The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating whether or not the signers know of any Default that occurred during the fiscal year. If they do, the certificate shall describe the Default and its status. The certificate need not comply with Section 11.05. See Section 11.10.

                                 ARTICLE 5

                                SUCCESSORS

       Section 5.01.  When Company May Merge, etc.
                      ---------------------------
       The Company shall not consolidate or merge into, or transfer or lease all or substantially all of its assets to, any person unless:

                 (1)  the person is a corporation;

                 (2) the person assumes by supplemental indenture all the obligations of the Company under the Securities and this Indenture; and

                 (3)  immediately after the transaction no Default exists.

       The surviving, transferee or lessee corporation shall be the successor Company, but the predecessor Company in the case of a transfer of lease shall not be released from the obligation to pay the principal of and interest on the Securities.


                                ARTICLE 6

                          DEFAULTS AND REMEDIES

       Section 6.01.  Events of Default.
                      -----------------
       An "Event of Default" occurs if:

                 (1) the Company defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days.

                 (2) the Company defaults in the payment of the principal of any Security when the same becomes due and payable at maturity, upon redemption or otherwise;

                 (3) the Company fails to comply with any of its other agreements in the Securities or this Indenture and the Default continues for the period and after the notice specified below;

                 (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                     (A)  commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                     (D) makes a general assignment for the benefit of its creditors; or

                 (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                     (A) is for relief against the Company in an involuntary case,

                     (B) appoints a Custodian of the Company or for all or substantially all of its property, or

                    (C)  orders the liquidation of the Company,

       and the order or decree remains unstayed and in effect for 60 days.

       The term "Bankruptcy Law" means title 11, U.S. Code or any similar Federal or State law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

       A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Securities of the affected series notify the Company of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

       Section 6.02.  Acceleration.
                      ------------
       If an event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the Securities of the affected series by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Securities of such series to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a majority in principal amount of the Securities of such series by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

       Section 6.03.  Other Remedies.
                      --------------
       If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Securities or to enforce the performance of any provision of the Securities of this Indenture.

       The Trustee may maintain a proceeding even if it does not possess any of the Securities of the affected series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

       Section 6.04.  Waiver of Past Defaults.
                      -----------------------
       The Holders of the affected series of a majority in principal amount of the Securities by notice to the Trustee may waive an existing Default and its consequences except a Default in the payment of the principal of or interest on any Security or a Default under Article 10.

       Section 6.05.  Control by Majority.
                      -------------------
       The Holders of a majority in principal amount of the Securities of the affected series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Securityholders, or would involve the Trustee in personal liability.

       Section 6.06.  Limitation on Suits.
                      -------------------
       A Securityholder may pursue a remedy with respect to this Indenture or the Securities of the affected series only if:

                 (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                 (2) the Holders of at least 25% in principal amount of the Securities make a request to the Trustee to pursue the remedy;

                 (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                 (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                 (5) during such 60-day period the Holders of a majority in principal amount of the Securities do not give the Trustee a direction inconsistent with the request.

A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another
Securityholder.

       Section 6.07.  Rights of Holders to Receive Payment.
                      ------------------------------------
       Notwithstanding any other provision of this Indenture, the right of any Holder of a Security of the affected series to receive payment of principal and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

       Notwithstanding any of the provision of this Indenture, the right of any Holder of a Security to bring suit for the enforcement of the right to convert the Security shall not be impaired or affected without the consent of the Holder.

       Section 6.08.   Collection Suit by Trustee.
                       --------------------------
       If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid.

       Section 6.09.  Trustee May File Proofs of Claim.
                      --------------------------------
       The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

       Section 6.10.   Priorities.
                       ----------
       If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First:  to the Trustee for amounts due under Section 7.07;

                 Second: to holders of Senior Debt to the extent required by
            Article 10;

                 Third: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

                 Fourth: to the Company.

       The Trustee may fix a record date and payment date for any payment to Securityholders.

       Section 6.11.  Undertaking for Costs.
                      ---------------------
       In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the Securities.

                                ARTICLE 7
                                 TRUSTEE
       Section 7.01.   Duties of Trustee.
                       -----------------
           (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

           (b)  Except during the continuance of an Event of Default:

                (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                 (1)  This paragraph does not limit the effect of paragraph
              (b) of this Section.

                 (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                 (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

            (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

            (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

            (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     Section 7.02.  Rights of Trustee.
                    -----------------
            (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

            (b) Before the Trustee acts or reflects from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Certificate or Opinion.

            (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

     Section 7.03.  Individual Rights of Trustee.
                    ----------------------------
     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     Section 7.04.  Trustee's Disclaimer.
                    --------------------
     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities other than its authentication.

     Section 7.05.  Notice of Defaults.
                    ------------------
     If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Securityholders of the affected series a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of such Securityholders.

     Section 7.06.  Reports by Trustee to Holders.
                    -----------------------------
     Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Securityholders a brief report dated as of such reporting date that complies with TIA #313(a). The Trustee also shall comply with TIA #313(b)(2).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC.

     Section 7.07.  Compensation and Indemnity.
                    --------------------------
     The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses of the Trustee's agents but the Trustee shall be responsible for its own legal fees, except as specified in the following paragraph.

     The Company shall indemnify the Trustee against any loss or liability incurred by it. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent.

     The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Securities.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 7.08.  Replacement of Trustee.
                    ----------------------
     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                 (1)  the Trustee fails to comply with Section 7.10;

                 (2)  the Trustee is adjudged a bankrupt or an insolvent;

                 (3) a receiver or public officer takes charge of the Trustee or its property; or

                 (4)  the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly Transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

      Section 7.09.  Successor Trustee by Merger, etc.
                     --------------------------------
      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.

      Section 7.10.  Eligibility; Disqualification.
                     -----------------------------
      This Indenture shall always have a Trustee who satisfies the requirements of TIA #313(a)(1). The Trustee shall always have a combined capital and surplus as stated in #12.10. The Trustee is subject to TIA #310(b), including the optional provision permitted by the second sentence of TIA #310(b)(9). #12.10 lists any excluded indenture or trust agreement.

      Section 7.11.  Preferential Collection of Claims Against Company.
                     -------------------------------------------------
      The Trustee is subject to TIA #313(a), excluding any creditor relationship have listed in TIA #311(b). A Trustee who has resigned or been removed is subject to TIA #311(a) to the extent indicated.


                                 ARTICLE 8

                          DISCHARGE OF INDENTURE

       Section 8.01.  Termination of Company's Obligations.
                      ------------------------------------
       The Company may terminate all of its obligations under this Indenture if:
                 (1) the Securities mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

                 (2) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Securities to maturity or redemption, as the case may be. The Company may make the deposit only during the one-year period and only if Article 11 permits it.

       However, the Company's obligations in Section 2.04, 2.05, 2.06, 2.07, 2.08, 4.01, 7.07, 7.08 and 8.03 shall survive until the Securities are no longer outstanding. Thereafter the Company's obligations in Section 7.07 and
8.03 shall survive.

       After a deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified above.

       In order to have money available on a payment date to pay principal or interest on the Securities, the U.S. Government obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U. S. Government Obligations shall not be callable at the issuer's option.

       "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

       Section 8.02.  Application of Trust Money.
                      --------------------------
       The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Securities. Money and securities so held in trust are not subject to Article 10.

       Section 8.03.  Repayment to Company.
                      --------------------
       The Trustee and the Paying Agent shall promptly pay to the Company upon request any excess money or securities held by them at any time.

       The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Securityholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                 ARTICLE 9

                                AMENDMENTS

        Section 9.01.  Without Consent of Holders.
                       --------------------------
        The Company and the Trustee may amend this Indenture or the Securities without the consent of any Securityholder:

                 (1)  to cure any ambiguity, defect or inconsistency;

                 (2)  to comply with Sections 5.01 and 10.15;

                 (3) to provide for uncertificated Securities in addition to certificated Securities; or

                 (4) to make any change that does not adversely affect the rights of any Securityholder.

       Section 9.02.  With Consent of Holders.
                      -----------------------
       The Company and the Trustee may amend this Indenture or the Securities with the written consent of the Holders of at least 66-2/3% in principal amount of the Securities. However, without the consent of each Securityholder affected, an amendment under this Section may not:

                 (1) reduce the amount of Securities whose Holders must consent to an amendment;

                 (2) reduce the rate of or change the time for payment of interest on any Security;

                 (3) reduce the principal of or change the fixed maturity of any Security;

                 (4) make any Security payable in money other than that stated in the Security;

                 (5) make any change in Section 6.04, 6.07 or 9.02 (second sentence);

                 (6) make any change that adversely affects the right to convert any Security; or

                 (7) make any change in Article 11 that adversely affects the rights of any Securityholder.

       An amendment under this Section may not make any change that adversely affect the rights under Article 11 of any holder of an issue of Senior Debt unless the holders of the issue pursuant to its terms consent to the change.

       After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment.

       Section 9.03.  Compliance with Trust Indenture Act.
                      -----------------------------------
       Every amendment to this Indenture or the Securities shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

       Section 9.04.  Revocation and Effect of Consents.
                      ---------------------------------
       Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Securityholder.

       Section 9.05.  Notation on or Exchange of Securities.
                    -------------------------------------
       The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

       Section 9.06.  Trustee Protected.
                      -----------------
       The Trustee need not sign any supplemental indenture that adversely affects its rights.

                                ARTICLE 10

                               SUBORDINATION

       Section 10.01.  Agreement to Subordinate.
                       ------------------------
       The Company agrees, and each Securityholder by accepting a Security agrees, that the indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Debt, and that the subordination is for the benefit of the holders of Senior Debt.

       Section 10.02.  Certain Definitions.
                       -------------------
       "Debt" means any indebtedness for borrowed money or any guarantee of such indebtedness.

       "Representative" means the indenture trustee or other Trustee, agent or representative for an issue of Senior Debt.

       "Senior Debt" means Debt of the Company outstanding at any time, except Debt that by its terms is not senior in right of payment to the Securities. Senior Debt may be further defined in Section 11.10.

       A distribution may consist of cash, securities or other property.

       Section 10.03.  Liquidation; Dissolution; Bankruptcy.
                       ------------------------------------
       Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                 (1) holders of Senior Debt shall be entitled to receive payment in full in cash of the principal of and interest (including interest accruing after the commencement of any such proceeding) to the date of payment on the Senior Debt before Securityholders shall be entitled to receive any payment of principal of or interest on Securities; and

                  (2) until the Senior Debt is paid in full in cash, any distribution to which Securityholders would be entitled but for this Article shall be made to holders of Senior Debt as their interest may appear, except that Securityholders may receive securities that are subordinated to Senior Debt to at least the same extent as the Securities.

       Section 10.04.  Default on Senior Debt.
                       ----------------------
       The Company may not pay principal of or interest on the Securities and may not acquire any Securities for cash or property other than capital stock of the Company if:

                 (1) a default on Senior Debt occurs and is continuing that permits holders of such Senior Debt to accelerate its maturity, and

                 (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 10.12. If the Company receives any such notice, a similar notice received within nine months thereafter relating to the same default on the same issue of Senior Debt shall not be effective for purposes of this Section.

       The Company may resume payments on the Securities and may acquire them when:

            (a)  the default is cured or waived, or

            (b) 120 days pass after the notice is given if the default is not the subject of judicial proceedings.

if this Article otherwise permits the payment or acquisition at that time.

       Section 10.05.  Acceleration of Securities.
                       --------------------------
       If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration. The Company may pay the Securities when 120 days pass after the acceleration occurs if this Article permits the payment at that time.

       Section 10.06.  When Distribution Must Be Paid Over.
                       -----------------------------------
       If a distribution is made to Securityholders that because of this Article should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Debt and pay it over to them as their interests may appear.

       Section 10.07.  Notice by Company.
                       -----------------
       The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal of or interest on the Securities to violate this Article.

       Section 10.08.  Subrogation.
                       -----------
       After all Senior Debt is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Securityholders have been applied to the payment of Senior Debt. A distribution made under this Article to holders of Senior Debt which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company on Senior Debt.

       Section 10.09.  Relative Rights.
                       ---------------
       This Article defines the relative rights of Securityholders and holders of Senior Debt. Nothing in the Indenture shall:

                 (1) impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

                 (2) affect the relative rights of Securityholders and creditors of the Company other than holders of Senior Debt; or

                 (3) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt to receive distributions otherwise payable to Securityholders.

       If the Company fails because of this Article to pay principal of or interest on a Security on the due date, the failure is still a Default.

       Section 10.10.  Subordination May Not Be Impaired by Company.
                       --------------------------------------------
       No right of any holder of Senior Debt to enforce the subordination of the indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

       Section 10.11.  Distribution or Notice to Representative.
                       ----------------------------------------
       Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

       Section 10.12.  Rights of Trustee and Paying Agent.
                       ----------------------------------
       The Trustee or Paying Agent may continue to make payments on the Securities until it receives notice of facts that would cause a payment of principal of or interest on the Securities to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Debt that has no Representative may give the notice.

       The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

                                ARTICLE 11

                              MISCELLANEOUS

       Section 11.01.  Trust Indenture Act Controls.
                       ----------------------------
       If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

       Section 11.02.  Notices.
                       -------
       Any notice or communication by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 11.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

       Any notice or communication to a Securityholder shall be mailed by first-class mail to his address shown on the register kept by the Registrar. Failure to mail a notice or comunication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders.

       If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

       If the Company mails a notice or communication to Securityholders, it shall mail a copy to the Trustee and each Agent at the same time.

       All other notices or communications shall be in writing.

       Section 11.03.  Communication by Holders with Other Holders.
                       -------------------------------------------
       Securityholders may communicate pursuant to TIA #312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA #312(c).

       Section 11.04.  Certificate and Opinion as to Conditions Precedent.
                       --------------------------------------------------
       Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

            (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

       Section 11.05.  Statements Required in Certificate or Opinion.
                       ---------------------------------------------
       Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

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                 (1)  a statement that the person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

       Section 11.06.  Rules by Trustee and Agents.
                       ---------------------------
       The Trustee may make reasonable rules for action by or a meeting of Security holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

       Section 11.07.  Legal Holidays.
                       --------------
       "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

       Section 11.08.  No Recourse Against Others.
                       --------------------------
       All liability described in the Securities of any director, officer, employee or stockholder, as such, of the Company is waived and released.

       Section 11.09.  Duplicate Originals.
                       -------------------
       The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

       Section 11.10.  Variable Provisions.
                       -------------------
       "Officer" means the President, any Vice-President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

       The Trustee does not initially appoint an authenticating agent.

       The Company initially shall serve as Paying Agent and Registrar.

       The first certificate pursuant to Section 4.03 shall be for the fiscal year ending on December 31, 1984.

       The reporting date for Section 7.06 is April 15 of each year. The first reporting date is April 15, 1985.

      The Trustee shall always have a combined capital and surplus of at least $10,000,000 as set forth in its most recent published annual report of condition.

       In determining whether the Trustee has a conflicting interest as defined in TIA #310(b)(1), the following is excluded: [recitations if appropriate].

       Senior Debt does not include the Company's subordinated notes and debentures all of which are pari passu;

       The Securities are not senior in right of payment to the foregoing debt securities of the Company.

       The Company's address is:

            213 East Tugalo Street
            P.0. Box 880
            Toccoa, Georgia     30577

       The Trustee's address is:

            111 Green Street, S.E.
            P. O. Drawer 937
            Gainesville, GA 30501

       Section 11.11.  Governing Laws.
                       --------------
       The laws of the State of Georgia shall govern this Indenture and the Securities.


Dated: As of October 31, 1984          1st FRANKLIN FINANCIAL CORPORATION
       ----------------------


                                          By: /s/  Terry E. Fields
                                              ------------------------
                                                 Terry E. Fields,
                                              Vice President-Finance
Attest:

/s/  A. R. Guimond
----------------------
Assistant Secretary                       (SEAL)



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